UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2015

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 20, 2015, The Interpublic Group of Companies, Inc. (the “Company”) entered into an amendment and restatement (the “Amendment”) of the Company’s credit agreement originally dated as of July 18, 2008, amended and restated as of April 23, 2010, further amended and restated as of May 31, 2011, further amended as of November 6, 2012, and further amended and restated as of December 12, 2013 (as further amended and restated pursuant to the Amendment, the “Credit Agreement”). Under the Amendment, the revolving commitments under the Credit Agreement remain $1 billion, and the maturity date was extended to October 20, 2020. The Company continues to have the ability to increase the commitments under the Credit Agreement from time to time by an additional amount of up to $250 million, provided the Company receives commitments for such increases and satisfies certain other conditions.
Pursuant to the Amendment, the cost structure has changed. Based on the Company’s current credit ratings, the applicable margin for Eurocurrency Rate borrowings (as defined in the Credit Agreement) is 1.300% and the facility fee payable on a lender’s revolving commitment is 0.200%.
In addition to other usual and customary covenants, the Credit Agreement contains two financial covenants. The interest coverage ratio remained the same; however, the leverage ratio has been modified. Under the Credit Agreement, the Company is required to maintain, as of the end of each fiscal quarter: (i) an interest coverage ratio of not less than 5.00 to 1.00 for the period of four fiscal quarters then ended; and (ii) a leverage ratio of not more than 3.50 to 1.00 for the period of four fiscal quarters then ended. The leverage ratio may be changed to not more than 4.00 to 1, at the election of the Company, for four consecutive fiscal quarters, beginning with the fiscal quarter in which there is an occurrence of one or more acquisitions with an aggregate purchase price of at least $200,000,000.
The foregoing description is qualified in its entirety by reference to the Credit Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1:
Credit Agreement, dated as of July 18, 2008, as amended and restated as of April 23, 2010, further amended and restated as of May 31, 2011, further amended as of November 6, 2012, further amended and restated as of December 12, 2013, and as further amended and restated as of October 20, 2015 among The Interpublic Group of Companies, Inc., the lenders named therein and Citibank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: October 22, 2015	By:	/s/ ANDREW BONZANI
Andrew Bonzani Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

10.1:
Credit Agreement, dated as of July 18, 2008, amended and restated as of April 23, 2010, further amended and restated as of May 31, 2011, further amended as of November 6, 2012, further amended and restated as of December 12, 2013, and as further amended and restated as of October 20, 2015 among The Interpublic Group of Companies, Inc., the lenders named therein and Citibank, as administrative agent.